BINDING Memorandum of understanding

OF

Noble vici group, INC.

This binding Memorandum of Understanding (“MOU”) summarizes the principal terms of a proposed strategic partnership between Kootoro Vietnam Inc. and Noble Vici Group, Inc. The transactions contemplated by this MOU are subject to the satisfactory completion of discussions and the execution of Definitive Agreements.

Party A:	Noble Vici Group, Inc., a Delaware corporation (the “Company”) (OTCPK: NVGI).
Party B:

Kootoro Vietnam Inc., a limited liability company organized under the laws of Vietnam (“Kootoro”), that is engaged in the business of managing the distribution and payment of goods through a nationwide network of vending machines and payment gateway .

Strategic partnership

Strategic partnership (“Partnership”) to expand V-More’s footprint and ecosystem into Vietnam through the use of Kootoro’s vending machines for the distribution of goods and services (“Distribution”); with the utility of V-More redemption point system for such Distribution. The Partnership shall be exclusive subject to the achievement of mutually agreeable milestones.

Closing Conditions:

Standard conditions to closing, which shall include, among other things, (i) negotiation and execution of mutually acceptable definitive documents evidencing the Partnership contemplated herein, and (ii) receipt of all necessary approvals.

Non-Competition/ Non-Solicitation Agreements:	Each existing shareholder and key employees of Kootoro will enter into non-competition and non-solicitation agreements in a form reasonably acceptable to the Company.
Definitive Agreements:

The terms of the Partnership will be set forth in one or more definitive agreements, which agreements will contain, among other things, normal and customary representations and warranties and covenants of the parties reflecting the provisions set forth in this MOU and appropriate conditions to closing which will include, among other things, compliance with all applicable United States securities laws.

No Shop Clause:

The parties agree to work in good faith expeditiously towards a closing. Kootoro agrees it will not take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than the Company similar to the one contemplated in the Partnership and shall notify the Company promptly of any inquiries by any third parties in regards to the foregoing.

Closing Date:	The closing of the Partnership is anticipated to occur on or before July 31, 2019, or such other date as the parties may mutually determine.

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Expenses:	Each party shall be responsible for its own fees and expenses related to this transaction.
Governing Law:

This MOU shall be governed by the laws of the State of Delaware without regard to its principles of conflicts of law and may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by the party to be bound. This MOU is intended solely for the benefit of the parties and is not intended to confer, and shall not be deemed to confer, any benefits upon, or create any rights for or in favor of, any other person.

Notice:

All notices and other communications provided for herein shall be in writing (including by telecopier) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or telecopier numbers set forth below their names on the signature pages hereof, or at or to such other address or telecopier number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, upon delivery; (ii) if sent by mail or overnight courier, upon the earlier of the date of receipt or five business days after deposit in the mail, first class, postage prepaid; and (iii) if sent by telecopy, upon receipt provided that a hard copy of such notice or other communication is sent via first class mail, postage prepaid within one business day following transmission by telecopy.

Binding	This MOU shall be binding upon the parties hereto.

This MOU has been executed by the parties as of June 17, 2019.

NOBLE VICI GROUP, INC.	KOOTORO VIETNAM INC.

By: /s/ Eldee Wai Chong Tang	/s/ Huan Nguyen
Eldee Wai Chong Tang	Huan Nguyen
Chief Executive Officer	Chief Executive Officer or Representative

Address: Raffles Place, #33-02	Address: #3 Quoc Huong Street,
One Raffles Place Tower One	Thao Dien Ward, District 2,
Singapore 048616	Ho Chi Minh City, Vietnam

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